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                                                                     EXHIBIT 4.7

                                                                         ANNEX A

                             SECURED PROMISSORY NOTE

$2,500,000

                                                              New York, New York
                                                               October 29, 2001

         FOR VALUE RECEIVED, the undersigned, AMPEX DATA SYSTEMS CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of SHERBORNE & COMPANY INCORPORATED, a Delaware corporation ("Lender"), at the office of Lender at 135 East 57th Street, New York, New York 10022, on March 31, 2002, the aggregate unpaid principal amount of all loans advanced by Lender to Borrower pursuant to the Loan Agreement, dated as of October 29, 2001 (the "Loan Agreement"), between Lender and Borrower, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on such principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Loan Agreement. The principal amount outstanding hereunder may be prepaid by Borrower at any time without premium or penalty.

         This Note is secured by a lien and security interest in certain "Collateral" owned by Borrower and more fully specified in the Security Agreement, of even date herewith, between Borrower and Lender, and is unconditionally guaranteed by Ampex Corporation, a Delaware corporation and the corporate parent of Borrower ("Guarantor"), pursuant to a Guarantee Agreement, of even date herewith, between Lender and Guarantor.

         This Note shall become immediately due and payable without any further action by Lender upon the occurrence and continuance beyond any applicable grace period of any Event of Default (as defined in the Loan Agreement).

         Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever; the non-exercise by the holder of any of its rights hereunder in any particularly instance shall not constitute a waiver thereof in that or any subsequent instance. Borrower hereby waives any rights which it may have hereunder to setoff its obligations to Lender hereunder against any other obligations of Lender from time to time owed to Borrower.

         All loans evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made part hereof, but failure to make any such endorsement shall not affect Borrower's obligation to repay all loans hereunder.

         Borrower agrees to pay or reimburse Lender for any and all costs and expenses which Lender may incur in the collection or enforcement of this Note upon an Event of Default including reasonable attorneys fees and disbursements.

         All notices, requests, demands and other communications to any party provided for or permitted hereunder shall, unless otherwise stated herein, be in writing and shall be sent by certified mail, postage prepaid and return receipt requested, by telex, telegram or facsimile; by nationally recognized overnight courier service; or by hand delivery, in each case to such party at its address set forth in the Loan Agreement, or at such other address as such party may designate by written notice to the other in accordance with this provision, and shall be deemed to have been given or made: if by certified mail, return receipt requested, five (5) days after mailing; if by telex, telegram or facsimile, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by hand, immediately upon personal delivery.

         In case any provision of this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, CLAIM, DEMAND OR CAUSE OF ACTION BY LENDER ARISING UNDER, IN CONNECTION WITH OR OTHERWISE RELATING TO THIS NOTE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER HEREBY AGREES AND CONSENTS THAT LENDER MAY FILE AN ORIGINAL COUTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THIS CONSENT BY BORROWER TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

         Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding arising out of or relating to this Note, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Borrower also irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing or delivery of a copy of such


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process to such party at its address for notice specified herein by certified mail, return receipt requested. Nothing contained in this paragraph shall affect the rights of Borrower or Lender to serve legal process in any other manner permitted by law or to bring any action or proceeding against the other party or its property in the courts of any other jurisdictions.

         The validity, interpretation and enforcement of this Note shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

                                            AMPEX DATA SYSTEMS CORPORATION

                                            By: /s/Craig L. McKibben
                                                --------------------------------
                                                Name:  Craig L. McKibben
                                                Title: Vice President


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                              Advances and Payments
                              ---------------------

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                                                     Unpaid         Name of
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            Amount of             Payments           Balance        Making
Date         Advance       Principal     Interest    of Note        Notation
----         -------       ---------     --------    -------        --------
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


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